Exhibit 10.1

Exhibit B-2

Voting Agreement – Union Shareholders

VOTING AGREEMENT

This VOTING AGREEMENT (this “Agreement”), is made and entered into as of December 21, 2014, by and between Vision-Sciences, Inc., a Delaware corporation (“Vision-Sciences”), and the undersigned shareholders (each a “Shareholder” and, collectively, the “Shareholders”) of Uroplasty, Inc., a Minnesota corporation (“Uroplasty”) as identified on Schedule A hereto.

A.     Concurrently with the execution and delivery of this Agreement, Uroplasty, Vision-Sciences, and Visor Merger Sub LLC, a Delaware limited liability company and a wholly-owned subsidiary of Vision-Sciences (“Merger Sub”) are entering into an Agreement and Plan of Merger (the “Merger Agreement”), dated as of the date hereof, which provides for, among other things, upon the terms and subject to the conditions set forth therein, a business combination between Uroplasty and Vision-Sciences, by means of a merger of Uroplasty with and into Merger Sub (the “Merger”);

B.     As of the date hereof, each Shareholder is the Beneficial Owner (as defined below) of, and has the sole right to vote and dispose of, that number of shares of Common Stock, par value $0.01 per share (the “Uroplasty Shares”) of Uroplasty set forth opposite such Shareholder’s name on Schedule A hereto; and

C.     In connection with the Merger and concurrently with the entry by Uroplasty, Vision-Sciences and Merger Sub into the Merger Agreement, and as a condition and inducement to the willingness of Vision-Sciences to enter into the Merger Agreement and incur the obligations set forth therein, each of the Shareholders has agreed to grant Vision-Sciences an irrevocable proxy to vote the Shareholder’s Uroplasty Shares in favor of the adoption of the Merger Agreement and the approval of the terms thereof and other transactions contemplated by the Merger Agreement.

Accordingly, and in consideration of the foregoing and the mutual representations, warranties, covenants and agreements contained herein, the parties hereto, intending to be legally bound, hereby agree as follows:

ARTICLE I.
Definitions

Capitalized terms used but not defined in this Agreement are used in this Agreement with the meanings given to such terms in the Merger Agreement. In addition, for purposes of this Agreement:

“Affiliate” means, with respect to any specified person, a person who, at the time of determination, directly or indirectly, through one or more intermediaries, controls, or is controlled by, or is under common control with, such specified person. For purposes of this Agreement, with respect to a Shareholder, “Affiliate” does not include Uroplasty or the persons that directly, or indirectly through one or more intermediaries, are controlled by Uroplasty. For the avoidance of doubt, no officer or director of Uroplasty will be deemed an Affiliate of another officer or director of Uroplasty by virtue of his or her status as an officer or director of Uroplasty.

“Beneficially Owned” or “Beneficial Ownership” with respect to any securities means having beneficial ownership of such securities (as determined pursuant to Rule 13d-3 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), disregarding the phrase “within 60 days” in paragraph (d)(1)(i) thereof), including pursuant to any agreement, arrangement or understanding, whether or not in writing. Without duplicative counting of the same securities, securities Beneficially Owned by a person include securities Beneficially Owned by (i) all Affiliates of such person, and (ii) all other persons with whom such person would constitute a “group” within the meaning of Section 13(d) of the Exchange Act and the rules promulgated thereunder.

“Beneficial Owner” with respect to any securities means a person that has Beneficial Ownership of such securities.

“Person or person” has the meaning ascribed thereto in the Merger Agreement.

“Subject Shares” means, with respect to a Shareholder, without duplication, (i) the Uroplasty Shares owned by such Shareholder on the date hereof as described on Schedule A, and (ii) any additional Uroplasty Shares acquired by such Shareholder or over which such Shareholder acquires Beneficial Ownership from and after the date hereof, whether pursuant to existing stock option agreements, warrants, convertible notes, any other security exercisable for or convertible into Uroplasty Shares or otherwise. Without limiting the other provisions of this Agreement, in the event that Uroplasty changes the number of Uroplasty Shares issued and outstanding prior to the Expiration Date, as a result of a reclassification, stock split (including a reverse stock split), stock dividend or distribution, recapitalization, merger, subdivision, issuer tender or exchange offer, or other similar transaction, the number of Subject Shares subject to this Agreement will be equitably adjusted to reflect such change.

“Transfer” means, with respect to a security, the sale, transfer, pledge, hypothecation, encumbrance, assignment or disposition of such security or the Beneficial Ownership thereof, and each option, agreement, arrangement or understanding, whether or not in writing, to effect any of the foregoing. As a verb, “Transfer” has a correlative meaning.

ARTICLE II.
Covenants of Shareholder

2.1     Irrevocable Proxy. Concurrently with the execution of this Agreement, each Shareholder agrees to deliver to Vision-Sciences a proxy in the form attached hereto as Exhibit A (the “Proxy”), which will be irrevocable during the period prior to the Effective Time to the extent provided in Minnesota Business Corporation Act, with respect to the Subject Shares referred to therein.

2.2     Agreement to Vote.

(a)     At any meeting of the shareholders of Uroplasty held prior to the Expiration Date, however called, and at every adjournment or postponement thereof prior to the Expiration Date, or in connection with any written consent of, or any other action by, the shareholders of Uroplasty given or solicited prior to the Expiration Date, each Shareholder will vote, or provide a consent with respect to, all of the Subject Shares entitled to vote or to consent thereon (i) in favor of the adoption of the Merger Agreement, and any actions required in furtherance thereof, and (ii) against any Acquisition Proposal (other than the Merger), including any Superior Proposal, against any amendment of Uroplasty’s articles of incorporation or bylaws or any other proposal or transaction involving Uroplasty, the purpose of which amendment or other proposal or transaction is to delay, prevent or nullify the Merger or the transactions contemplated by the Merger Agreement or change in any manner the voting rights of any capital stock of Uroplasty, and against any other action or agreement that would result in a breach in any material respect of any covenant, representation or warranty or any other obligation or agreement of Uroplasty under the Merger Agreement.

(b)     Each Shareholder will not enter into any agreement with any person (other than Vision-Sciences) prior to the Expiration Date (with respect to periods prior to or after the Expiration Date) directly or indirectly to vote, grant any proxy or give instructions with respect to the voting of, the Subject Shares in respect of the matters described in Section 2.2 hereof, or the effect of which would be inconsistent with or violate any provision contained in this Section 2.2. Any vote or consent (or withholding of consent) by such Shareholder that is not in accordance with this Section 2.2 will be considered null and void, and the provisions of the Proxy will be deemed to take immediate effect.

2.3     Revocation of Proxies; Cooperation. Each Shareholder agrees as follows:

(a)     Each Shareholder hereby represents and warrants that any proxies heretofore given in respect of the Subject Shares with respect to the matters described in Section 2.2(a) hereof are not irrevocable, and each Shareholder hereby revokes any and all prior proxies with respect to such Subject Shares as they relate to such matters. Prior to the Expiration Date, each Shareholder will not directly or indirectly grant any proxies or powers of attorney with respect to the matters set forth in Section 2.2(a) hereof (other than to Uroplasty), deposit any of the Subject Shares or enter into a voting agreement (other than this Agreement) with respect to any of the Subject Shares relating to any matter described in Section 2.2(a).

(b)     Each Shareholder will (i) use all reasonable efforts to cooperate with Uroplasty and Vision-Sciences in connection with the transactions contemplated by the Merger Agreement, and (ii) provide any information reasonably requested by Uroplasty or Vision-Sciences for any regulatory application or filing sought for such transactions.

2.4     No Solicitation. Each Shareholder acknowledges that Uroplasty is subject to the non-solicitation prohibitions set forth in Section 6.04 of the Merger Agreement and that the Shareholder has read and understands the terms thereof. Between the date hereof and the Expiration Date, each Shareholder shall not, and shall not authorize or permit, any director, officer, agent, representative, employee affiliate, advisor, attorney, accountant or associate of the Shareholder or those of its subsidiaries to, directly or indirectly, take any action, in its or their capacity as a shareholder of Uroplasty, that Uroplasty is prohibited from taking pursuant to Section 6.04 of the Merger Agreement.

2.5     No Transfer of Subject Shares; Publicity. Each Shareholder agrees that:

(a)      Each Shareholder (i) will not Transfer or agree to Transfer (other than Transfer to Uroplasty) any of the Subject Shares or, with respect to any matter described in Section 2.2(a), grant any proxy or power-of-attorney with respect to any of the Subject Shares, (ii) will take all action reasonably necessary to prevent creditors in respect of any pledge of the Subject Shares from exercising their rights under such pledge, and (iii) will not take any action that would make in a material respect any of its representations or warranties contained herein untrue or incorrect or would have the effect of preventing or disabling the Shareholder from performing any of its material obligations hereunder. Notwithstanding the foregoing, each Shareholder may Transfer and agree to Transfer any of the Subject Shares; provided that each person to which any such Subject Shares are Transferred has (x) executed a counterpart of this Agreement and a Proxy in the form attached hereto as Exhibit A (with such modifications as Vision-Sciences may reasonably request), and (y) agreed in writing to hold such Subject Shares subject to all of the terms and conditions set forth in this Agreement.

(b)     Unless required by applicable Law or permitted by the Merger Agreement, each Shareholder will not, and will not authorize or direct any of its Affiliates or Representatives to, make any press release or public announcement with respect to this Agreement or the Merger Agreement or the transactions contemplated hereby or thereby, without the prior written consent of Vision-Sciences in each instance.

2.6     Waiver of Appraisal and Dissenters’ Rights. Each Shareholder hereby waives, and agrees not to assert or perfect, any rights of appraisal or rights to dissent from the Merger by virtue of ownership of the Uroplasty Shares.

ARTICLE III.
Representations, Warranties and Additional Covenants of Shareholder

Each Shareholder represents, warrants and covenants to Vision-Sciences that:

3.1     Ownership. Each Shareholder is the sole Beneficial Owner and the record and legal owner of the Subject Shares identified on Schedule A and such shares constitute all of the capital stock of Vision-Sciences Beneficially Owned by such Shareholder. Each Shareholder has good and valid title to all of the Subject Shares, free and clear of all Liens, claims, options, proxies, voting agreements and security interests and has the sole right to such Subject Shares and there are no restrictions on rights of disposition or other Liens pertaining to such Subject Shares. None of the Subject Shares is subject to any voting trust or other contract with respect to the voting thereof, and no proxy, power of attorney or other authorization has been granted with respect to any of such Subject Shares.

3.2     Authority and Non-Contravention.

(a)     Each Shareholder is an individual, and not a corporation, limited liability company, partnership, trust or other such entity. Each Shareholder has all necessary legal capacity to execute and deliver this Agreement and to perform its obligations hereunder and to consummate the transactions contemplated hereby. Each Shareholder has all necessary power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby.

(b)     Assuming due authorization, execution and delivery of this Agreement by Vision-Sciences, this Agreement has been duly and validly executed and delivered by each Shareholder and constitutes the legal, valid and binding obligation of such Shareholder, enforceable against such Shareholder in accordance with its terms except (i) to the extent limited by applicable bankruptcy, insolvency or similar laws affecting creditors’ rights and (ii) the remedy of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceeding therefor may be brought.

(c)     Each Shareholder is not nor will it be required to make any filing with or give any notice to, or to obtain any consent from, any person in connection with the execution, delivery or performance of this Agreement or obtain any permit or approval from any Governmental Body for any of the transactions contemplated hereby, except to the extent required by Section 13 or Section 16 of the Exchange Act and the rules promulgated thereunder. No consent of each Shareholder’s spouse is necessary under any “community property” or other Laws in order for the Shareholder to enter into and perform the Shareholder’s obligations under this Agreement.

(d)     Neither the execution and delivery of this Agreement by each Shareholder nor the consummation of the transactions contemplated hereby will directly or indirectly (whether with notice or lapse of time or both) (i) conflict with, result in any violation of or constitute a default by such Shareholder under any mortgage, bond, indenture, agreement, instrument or obligation to which such Shareholder is a party or by which it or any of the Subject Shares are bound, or violate any permit of any Governmental Body, or any applicable Law or order to which such Shareholder, or any of the Subject Shares, may be subject, or (ii) result in the imposition or creation of any Lien upon or with respect to any of the Subject Shares; except, in each case, for conflicts, violations, defaults or Liens that would not individually or in the aggregate be reasonably expected to prevent or materially impair or delay the performance by the Shareholder of its obligations hereunder.

(e)     Each Shareholder has sole voting power and sole power to issue instructions with respect to the matters set forth in Article II hereof and sole power to agree to all of the matters set forth in this Agreement, in each case with respect to all of the Subject Shares, with no limitations, qualifications or restrictions on such rights.

3.3     Total Shares. Except as set forth on Schedule A, each Shareholder is not the Beneficial Owner of, and does not have (whether currently, upon lapse of time, following the satisfaction of any conditions, upon the occurrence of any event or any combination of the foregoing) any right to acquire, and has no other interest in or voting rights with respect to, any Uroplasty Shares or any securities convertible into or exchangeable or exercisable for Uroplasty Shares.

3.4     Reliance. Each Shareholder understands and acknowledges that Vision-Sciences is entering into the Merger Agreement in reliance upon such Shareholder’s execution, delivery and performance of this Agreement.

ARTICLE IV.
Representations, Warranties and Covenants of Vision-Sciences

Vision-Sciences represents, warrants and covenants to each Shareholder that, assuming due authorization, execution and delivery of this Agreement by such Shareholder, this Agreement constitutes the legal, valid and binding obligation of Vision-Sciences, enforceable against Vision-Sciences in accordance with its terms, except (i) to the extent limited by applicable bankruptcy, insolvency or similar laws affecting creditors’ rights and (ii) the remedy of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceeding therefor may be brought. Vision-Sciences has the corporate power and authority to execute and deliver this Agreement and to perform its obligations hereunder. The execution and delivery by Vision-Sciences of this Agreement and the consummation by Vision-Sciences of the transactions contemplated hereby have been duly and validly authorized by Vision-Sciences and no other corporate proceedings on the part of Vision-Sciences are necessary to authorize this Agreement or to consummate the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by Vision-Sciences.

ARTICLE V.
Term and Termination

This Agreement will become effective upon its execution by the Shareholders and Vision-Sciences. This Agreement and each Proxy will terminate upon the earliest of (a) the Effective Time (as defined in the Merger Agreement), (b) the termination of the Merger Agreement in accordance with Article 8 thereof, or (c) written notice by Vision-Sciences to the Shareholders of the termination of this Agreement (the date of the earliest of the events described in clauses (a), (b), and (c), the “Expiration Date”). The termination of this Agreement will relieve each Shareholder from any liability for any inaccuracy in or breach of any representation, warranty or covenant contained in this Agreement. Notwithstanding the foregoing, Article VI of this Agreement shall survive any termination hereof.

ARTICLE VI.
General Provisions

6.1     Action in Shareholder Capacity Only. Each Shareholder is entering into this Agreement solely in such Shareholder’s capacity as a record holder and beneficial owner, as applicable, of the Subject Shares and not in such Shareholder’s capacity as a director or officer of Uroplasty. Nothing herein will limit or affect each Shareholder’s ability to act as an officer or director of Uroplasty.

6.2     No Ownership Interest. Nothing contained in this Agreement will be deemed to vest in Vision-Sciences or any of its Affiliates any direct or indirect ownership or incidents of ownership of or with respect to the Subject Shares. All rights, ownership and economic benefits of and relating to the Subject Shares will remain and belong to each Shareholder, and neither Vision-Sciences nor any of its Affiliates will have any authority to manage, direct, superintend, restrict, regulate, govern or administer any of the policies or operations of Uroplasty or exercise any power or authority to direct any Shareholder in the voting of any of the Subject Shares, except as otherwise expressly provided herein or in the Merger Agreement.

6.3     Notices. All notices, consents, waivers and other communications under this Agreement must be in writing (including facsimile or similar writing) and must be given:If to Vision-Sciences, to:

30 Ramland Road
Orangeburg, New York 19062
Facsimile:	(845) 365-0620
Attention:	Howard Zauberman, President & CEO
Email:	howard.zauberman@visionsciences.co; and

Attention:	Aaron J. Polak, Esq.
General Counsel and Corporate Secretary
Facsimile	845-818-3956
Email:	ajp@aaronpolaklaw.com

with copies (which shall not constitute notice) to:

Royer Cooper Cohen Braunfeld LLC
101 West Elm Street, Suite 220
Conshohocken, PA 19428
Facsimile:	(484) 362-2630
Attention:	Neil A. Cooper, Esq.
Email:	ncooper@rccblaw.com

If to a Shareholder, to such Shareholder’s address set forth on Schedule A,

or such other address or facsimile number as a party may hereafter specify for the purpose by notice to the other parties hereto. Each notice, consent, waiver or other communication under this Agreement shall be deemed to have been given (a) when personally delivered, (b) the day following the day (except if not a Business Day then the next Business Day) on which the same has been delivered prepaid to a reputable national overnight air courier service, (c) the third (3rd) Business Day following the day on which the same is sent by certified or registered mail, postage prepaid or (d) when sent by electronic mail; provided the notice, consent, waiver or communication shall be confirmed by the same being sent by certified or registered mail.

6.4     Further Actions. Upon the request of any party to this Agreement, the other party will (a) furnish to the requesting party any additional information, (b) execute and deliver, at their own expense, any other documents and (c) take any other actions as the requesting party may reasonably require to more effectively carry out the intent of this Agreement. Each Shareholder hereby agrees that Uroplasty and Vision-Sciences may publish and disclose in the Registration Statement and Joint Proxy Statement (including all documents and schedules filed with the SEC) such Shareholder’s identity and ownership of Subject Shares and the nature of such Shareholder’s commitments, arrangements, and understandings under this Agreement and may further file this Agreement as an exhibit to the Registration Statement or in any other filing made by Uroplasty and/or Vision-Sciences with the SEC relating to the Merger Agreement or the transactions contemplated thereby. Each Shareholder agrees to notify Vision-Sciences promptly of any additional shares of capital stock of Uroplasty of which such Shareholder becomes the record or beneficial owner after the date of this Agreement.

6.5     Entire Agreement and Modification. This Agreement, the Proxy and any other documents delivered by the parties in connection herewith constitute the entire agreement among the parties hereto and supersede all other prior agreements and understandings, both written and oral, among or between any of the parties hereto with respect to the subject matter hereof and constitute (along with the documents delivered pursuant to this Agreement) a complete and exclusive statement of the terms of the agreement between the parties with respect to its subject matter. This Agreement may not be amended, supplemented or otherwise modified except by a written document executed by the party against whose interest the modification will operate. The parties will not enter into any other agreement inconsistent with the terms and conditions of this Agreement and the Proxy, or that addresses any of the subject matters addressed in this Agreement and the Proxy.

6.6     Drafting and Representation. The parties agree that the terms and language of this Agreement were the result of negotiations between the parties and, as a result, there will be no presumption that any ambiguities in this Agreement will be resolved against any party. Any controversy over construction of this Agreement will be decided without regard to events of authorship or negotiation.

6.7     Severability. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction will, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without affecting the validity or enforceability of the remaining provisions hereof. Any such prohibition or unenforceability in any jurisdiction will not invalidate or render unenforceable such provision in any other jurisdiction. If any provision of this Agreement is so broad as to be unenforceable, the provision will be interpreted to be only so broad as is enforceable.

6.8     No Third-Party Rights. Each Shareholder may not assign any of his or her rights or delegate any of its obligations under this Agreement without the prior written consent of Vision-Sciences, except as permitted pursuant to Section 2.5(a) hereof. Vision-Sciences may not assign any of its rights or delegate any of its obligations under this Agreement with respect to each Shareholder without the prior written consent of such Shareholder. This Agreement will apply to, be binding in all respects upon, and inure to the benefit of each of the respective successors, personal or legal representatives, heirs, distributes, devisees, legatees, executors, administrators and permitted assigns of each Shareholder and the successors and permitted assigns of Vision-Sciences. Nothing expressed or referred to in this Agreement will be construed to give any person, other than the parties to this Agreement, any legal or equitable right, remedy or claim under or with respect to this Agreement or any provision of this Agreement except such rights as may inure to a successor or permitted assignee under this Section.

6.9     Enforcement of Agreement. Each Shareholder acknowledges and agrees that Vision-Sciences could be damaged irreparably if any of the provisions of this Agreement are not performed in accordance with their specific terms and that any breach of this Agreement by such Shareholder could not be adequately compensated by monetary damages. Accordingly, each Shareholder agrees that, (a) he or she will waive, in any action for specific performance, the defense of adequacy of a remedy at law, and (b) in addition to any other right or remedy to which Vision-Sciences may be entitled, at law or in equity, Vision-Sciences will be entitled to enforce any provision of this Agreement by a decree of specific performance and to temporary, preliminary and permanent injunctive relief to prevent breaches or threatened breaches of any of the provisions of this Agreement, without posting any bond or other undertaking.

6.10     Waiver. The rights and remedies of the parties to this Agreement are cumulative and not alternative. Neither any failure nor any delay by a party in exercising any right, power or privilege under this Agreement, the Proxy or any of the documents referred to in this Agreement will operate as a waiver of such right, power or privilege, and no single or partial exercise of any such right, power or privilege will preclude any other or further exercise of such right, power or privilege or the exercise of any other right, power or privilege. To the maximum extent permitted by applicable Law, (a) no claim or right arising out of this Agreement, the Proxy or any of the documents referred to in this Agreement can be discharged by one party, in whole or in part, by a waiver or renunciation of the claim or right unless in a written document signed by the other party, (b) no waiver that may be given by a party will be applicable except in the specific instance for which it is given, and (c) no notice to or demand on one party will be deemed to be a waiver of any obligation of that party or of the right of the party giving such notice or demand to take further action without notice or demand as provided in this Agreement, the Proxy or the documents referred to in this Agreement.

6.11     Governing Law. This Agreement and all acts and transactions pursuant hereto and the rights and obligations of the parties hereto will be governed by, construed under and interpreted in accordance with the laws of the State of Delaware, without giving effect to principles of conflicts or choice of law.

6.12     Consent to Jurisdiction. Any suit, action or proceeding seeking to enforce any provision of, or based on any matter arising out of or in connection with, this Agreement, the Proxy or the transactions contemplated hereby or thereby will be brought exclusively in the United States District Court for the District of Delaware or, if such court does not have jurisdiction over the subject matter of such proceeding or if such jurisdiction is not available, in the Court of Chancery of the State of Delaware, County of New Castle, and each of the parties hereby consents to the exclusive jurisdiction of those courts (and of the appropriate appellate courts therefrom) in any suit, action or proceeding and irrevocably waives, to the fullest extent permitted by Applicable Law, any objection which it may now or hereafter have to the laying of the venue of any suit, action or proceeding in any of those courts or that any suit, action or proceeding which is brought in any of those courts has been brought in an inconvenient forum. Process in any suit, action or proceeding may be served on any party anywhere in the world, whether within or without the jurisdiction of any of the named courts. Without limiting the foregoing, each party agrees that service of process on it by notice as provided in Section 6.3 will be deemed effective service of process. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ALL RIGHTS TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER BASED ON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OF THE TRANSACTIONS CONTEMPLATED HEREBY.

6.13     Counterparts. This Agreement may be executed in one or more counterparts, each of which will be deemed to be an original, but all of which, taken together, will constitute one and the same instrument. This Agreement may be executed by facsimile signature (including signatures in Adobe PDF or similar format).

6.14     Expenses. Except as otherwise provided in this Agreement, all costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby will be paid by the party incurring such expenses.

6.15     Headings; Construction. The headings contained in this Agreement are for reference purposes only and will not affect in any way the meaning or interpretation of this Agreement. In this Agreement (a) words denoting the singular include the plural and vice versa, (b) ”it” or “its” or words denoting any gender include all genders and (c) the word “including” means “including without limitation,” whether or not expressed.

[Signature page follows]

IN WITNESS WHEREOF, the parties hereto have caused this Voting Agreement to be duly executed as of the day and year first above written.

Vision-Sciences:	Vision-Sciences, Inc.

	By:	/s/
Name:
Title:

SHAREHOLDERS:

/s/ Robert Kill
	Name:	Robert Kill

Additional Signature (if held jointly):

(If held jointly)

(Printed Full Name)

By:	/s/ Brett Reynolds
Name:	Brett Reynolds

Additional Signature (if held jointly):

(If held jointly)

(Printed full name)

SHAREHOLDERS:

/s/ Darin Hammers
	Name:	Darin Hammers

Additional Signature (if held jointly):

(If held jointly)

(Printed full name)

/s/ Kenneth Paulus
Name: Kenneth Paulus

Additional Signature (if held jointly):

(If held jointly)

(Printed full name)

/s/ Kevin Roche
Name: Kevin Roche

Additional Signature (if held jointly):

(If held jointly)

(Printed full name)

SHAREHOLDERS:

/s/ James Stauner
Name: James Stauner

Additional Signature (if held jointly):

(If held jointly)

(Printed full name)

/s/ Sven Wehrwein
Name: Sven Wehrwein

Additional Signature (if held jointly):

(If held jointly)

(Printed full name)